Exhibit 99.06
Southern Company
Kilowatt-Hour Sales and Customers
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
As Reported	2018	2017	Change	Weather Adjusted Change	2018	2017	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	49,539	49,915	(0.8)%		212,144	205,541	3.2%

Total Retail Sales-	37,973	37,705	0.7%	0.3%	162,182	156,507	3.6%	0.9%
Residential	12,475	12,034	3.7%	2.2%	54,590	50,536	8.0%	1.2%
Commercial	12,346	12,333	0.1%	0.3%	53,451	52,340	2.1%	0.5%
Industrial	12,949	13,130	(1.4)%	(1.4)%	53,341	52,785	1.1%	1.1%
Other	203	208	(3.1)%	(3.2)%	800	846	(5.5)%	(5.7)%

Total Wholesale Sales	11,566	12,210	(5.3)%	N/A	49,962	49,034	1.9%	N/A

(In Thousands of Customers)

					Period Ended December
					2018	2017	Change
Regulated Utility Customers-
Total Utility Customers[1]-					8,933	9,263	(3.6)%
Total Traditional Electric					4,685	4,640	1.0%
Southern Company Gas[1]					4,248	4,623	(8.1)%

Notes

(1) Includes total customers of approximately 407,000 at December 31, 2017 related to Elizabethtown Gas, Elkton Gas, and Florida City Gas, which were sold in July 2018.